Exhibit 99.1

CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2011
FIRST-QUARTER FINANCIAL RESULTS
Conference Call Scheduled for Today, November 3, 2010 at 3:45 PM CT (4:45 PM ET)

•	Financial performance improved significantly over prior year’s first quarter
•	Revenue increased 20 percent to $18.2 million

•	Operating expenses remained consistent with prior-year levels

•	Adjusted EBITDA loss improved 51 percent to $(1.7) million

•	Net loss improved 31 percent to $(4.3) million, or $(0.28) per share
•	Scientific evidence continues to build, with over 1,700 patients studied

•	Over 33,000 patients have been treated to date
St. Paul, Minn., November 3, 2010 — Cardiovascular Systems, Inc. (CSI) (Nasdaq: CSII), a medical device company developing and commercializing innovative interventional treatment systems for vascular disease, today reported financial results for its fiscal first quarter ended September 30, 2010.
CSI’s revenue in the first quarter rose to $18.2 million, a 20 percent gain over revenue of $15.2 million in the first quarter of last fiscal year. Adjusted EBITDA, calculated as loss from operations, less depreciation and amortization and stock-based compensation expense, improved by 51 percent to a loss of $(1.7) million, as a result of stronger revenue and minimal operating expense growth.
Net loss was $(4.3) million for the quarter, a 31 percent improvement over a $(6.2) million net loss in the first quarter of last year. Net loss per common share was $(0.28) in the fiscal 2011 first quarter, compared to $(0.43) per common share a year earlier.
David L. Martin, CSI president and chief executive officer, said, “We continued our quarterly progress toward profitability. Our primary goals are profitability and positive cash flow, proliferation of the Diamondback 360° as the first-line treatment for peripheral arterial disease, and approval of a coronary application for the Diamondback System.”
Revenue generated from customer reorders rose to 95 percent of total revenue for the fiscal 2011 first quarter, up from 92 percent in last year’s first quarter. Gross margin at 77 percent was consistent with the same period last year, and in line with CSI’s expectations. Operating efficiencies and cost management held operating expenses to only a 2 percent increase at $17.9 million, including $500,000 of net expenses related to a legal settlement with ev3.
Operating Highlights
PAD Clinical Studies Continue to Progress
At a scientific symposium in September, data from three CSI peripheral arterial disease (PAD) clinical studies reinforced the advantages of the Diamondback 360°. These studies — CALCIUM 360°, CONFIRM Diamondback and CLEAR 360° — added to CSI’s unprecedented wealth of scientific data demonstrating the superior safety, efficacy and cost effectiveness of the Diamondback 360° System. In 10 studies to date, over 1,700 patients have been studied by 250 physicians in 220 hospitals. Many of these patients
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Cardiovascular Systems, Inc.
November 3, 2010

are the most difficult to treat and would have been excluded from other studies due to the severity of their conditions, including lesions with calcified plaque and disease in small arterial vessels. Some key findings from these studies include:
•	Excellent Safety — CSI’s studies show extremely low rates of perforations (0.6 percent), bailout stenting (2.3 percent) and mortality (<0.1 percent).

•	Long-term Efficacy — The OASIS study results demonstrate very low lesion retreatment rates of 2.4 percent at six months and 13.6 percent at 24 months.
According to Martin, “Two minutes of treatment routinely removes decades of arterial plaque buildup. The Diamondback 360° offers patients a minimally invasive solution to a life-threatening disease. Our scientific studies feature patient types previously unstudied, including patients scheduled for amputation, patients with widespread PAD, and patients with hard calcified plaque. Additionally, we are the only company with a product that routinely treats small vessels, which are critical to providing blood flow to the foot.”
Enrollment Proceeding for Coronary Pivotal Trial
In April, CSI received FDA unconditional Investigational Device Exemption (IDE) approval for its ORBIT II trial to evaluate the safety and effectiveness of the Diamondback 360° to treat calcified coronary lesions. ORBIT II is expected to enroll 429 patients, subject to FDA review of data from the first 50 cases. CSI expects to complete enrollment of the first 50 patients by the end of this calendar year.
CSI’s unique orbital technology has a successful track record in treating small vessels with calcified lesions and may be well suited for a coronary application, potentially sparing many patients from highly invasive surgery, while improving long-term outcomes. The ORBIT I coronary feasibility trial provided strong safety and efficacy data, and CSI believes it will be able to repeat those outcomes in ORBIT II.
Second-Generation PAD System Introduced
In July, CSI introduced the Diamondback Predator 360® PAD System, a second-generation product — with improved crowns and shafts — that uses the same mechanism of action as the Diamondback 360°. With the Diamondback Predator 360°, physicians can remove a high percentage of plaque in less time and easily advance through difficult occlusions.
Martin continued, “Physicians are asking for fast, safe and easy-to-use PAD products. Patients are asking to be mobile and pain free, and to avoid retreatment. We are committed to meeting all these needs for patients and their doctors.”
Fiscal 2011 Second-Quarter Outlook
For the fiscal 2011 second quarter ending December 31, 2010, CSI management anticipates:
•	Revenue in the range of $18.5 million to $19.5 million, or growth of 23 percent to 29 percent over the second quarter of fiscal 2010;

•	Gross profit as a percentage of revenue at approximately the same level as the fiscal 2011 first quarter;

•	Total operating expenses similar to the fiscal 2011 first quarter, excluding the $500,000 net expense for the settlement of the ev3 lawsuit in the first quarter of this fiscal year;

•	Net loss in the range of $(2.7) million to $(3.3) million, or loss per common share ranging from $(0.17) to $(0.21), assuming 15.7 million average shares outstanding; and

•	Adjusted EBITDA loss between $(0.1) million and $(0.7) million.
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Cardiovascular Systems, Inc.
November 3, 2010

Management continues to balance growth with progress toward profitability and positive cash flow, and expects the net loss and adjusted EBITDA to improve as revenue increases.
Conference Call Today at 3:45 PM CT (4:45 PM ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal first-quarter results today, November 3, 2010, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (888) 713-4213 and enter access number 71223045. Please dial in at least 10 minutes prior to the call and wait for operator assistance. To listen to the live webcast, go to the investor information section of the company’s website, www.csi360.com, and click on the webcast icon. A webcast replay will be available beginning at 7 p.m. CT the same day.
For an audio replay of the conference call, dial (888) 286-8010 and enter access number 84340989. The audio replay will be available beginning at 8 p.m. CT on Wednesday, November 3, 2010, through 6 p.m. CT on Friday, November 5, 2010.
Use of Non-GAAP Financial Measures
To supplement CSI’s consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP.
About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing interventional treatment systems for vascular disease. The company’s Diamondback 360® and Diamondback Predator 360® PAD Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. As many as 12 million Americans suffer from peripheral arterial disease (PAD), which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest, and can lead to tissue loss and eventually limb amputation. In August 2007, the U.S. FDA granted 510(k) clearance for the use of the Diamondback 360° as a therapy for PAD, and CSI commenced a U.S. product launch in September 2007. Since then, more than 33,000 procedures have been performed using the Diamondback 360° in leading institutions across the United States. For more information visit the company’s Web site at www.csi360.com.
Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s future profitability; (ii) the use of the Diamondback 360° to treat coronary lesions; (iii) CSI’s clinical trials; (iv) anticipated revenue, gross profit, operating expenses, net loss and adjusted EBITDA in future periods; and (v) management’s expectation that net loss and adjusted EBITDA will improve as revenue increases, are forward-looking statements. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; dependence on market growth; the reluctance of physicians to accept new products; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; approval of products for reimbursement and the level of reimbursement; general economic
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Cardiovascular Systems, Inc.
November 3, 2010

conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.
Product Disclosure
The Diamondback 360® PAD System and Diamondback Predator 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.
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Cardiovascular Systems, Inc.
November 3, 2010

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30,
	2010	2009
Revenues	$18,165	$15,198
Cost of goods sold	4,141	3,488

Gross profit	14,024	11,710

Selling, general and administrative	15,496	14,856
Research and development	2,422	2,781

Total expenses	17,918	17,637

Loss from operations	(3,894)	(5,927)

Other income (expense):
Interest expense	(365)	(371)
Interest income	7	98
Other	(16)	—

Total other expense	(374)	(273)

Net loss	$(4,268)	$(6,200)

Net loss per common share:
Basic and diluted	$(0.28)	$(0.43)

Weighted average common shares used in computation:
Basic and diluted	15,369,157	14,516,843

Stock-based compensation supplemental detail (included in amounts above):

Cost of goods sold	$277	$129
Selling, general and administrative	1,397	1,811
Research and development	315	281

Totals	$1,989	$2,221

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Cardiovascular Systems, Inc.
November 3, 2010

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	September 30,	June 30,
	2010	2010
ASSETS
Current assets
Cash and cash equivalents	$22,006	$23,717
Accounts receivable, net	10,579	9,394
Inventories	4,456	4,319
Prepaid expenses and other current assets	1,448	1,048

Total current assets	38,489	38,478

Property and equipment, net	2,015	1,964
Patents, net	1,817	1,712
Other assets	106	180

Total assets	$42,427	$42,334

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current maturities of long-term debt	$4,600	$3,613
Accounts payable	5,038	3,353
Deferred grant incentive	1,535	1,181
Accrued expenses	6,869	6,569

Total current liabilities	18,042	14,716

Long-term liabilities
Long-term debt, net of current maturities	6,366	7,286
Deferred grant incentive	2,218	2,208
Other liabilities	365	409

Total long-term liabilities	8,949	9,903

Total liabilities	26,991	24,619

Commitments and contingencies
Total stockholders’ equity	15,436	17,715

Total liabilities and stockholders’ equity	$42,427	$42,334

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Cardiovascular Systems, Inc.
November 3, 2010

Non-GAAP Financial Measures
To supplement CSI’s consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as “Adjusted EBITDA” in this release.
Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table below. In addition, an explanation of the manner in which CSI’s management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management’s decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table below.
Cardiovascular Systems, Inc.
Supplemental Sales Information
(Dollars in Thousands)
(unaudited)

	Three months ended
	September 30,
	2010	2009

Device revenue	$16,063	$13,640
Other product revenue	2,102	1,558
Total revenue	$18,165	$15,198

Device units sold	5,342	4,541

New customers	56	55

Reorder revenue %	95%	92%

Cardiovascular Systems, Inc.
Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

			Projected Range
	Three Months Ended		Three Months Ending
	Sept. 30,		Dec. 31, 2010
	2010	2009	High	Low

Loss from operations	$(3,894)	$(5,927)	$(2,300)	$(2,900)
Add: Stock-based compensation	1,989	2,221	2,000	2,000
Add: Depreciation and amortization	164	136	200	200

Adjusted EBITDA	$(1,741)	$(3,570)	$(100)	$(700)

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Cardiovascular Systems, Inc.
November 3, 2010

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI’s management uses Adjusted EBITDA to analyze the underlying trends in CSI’s business, assess the performance of CSI’s core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI’s performance period over period and in relation to its competitors’ operating results. Additionally, CSI’s management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.
CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI’s management for its financial and operational decision-making and allows investors to see CSI’s results “through the eyes” of management. CSI also believes that providing this information better enables CSI’s investors to understand CSI’s operating performance and evaluate the methodology used by CSI’s management to evaluate and measure such performance.
The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:
– Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI’s management also believes that excluding this item from CSI’s non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI’s operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI’s financial statements.
– Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI’s management to assess the core profitability of CSI’s business operations. CSI’s management also believes that excluding these items from CSI’s non-GAAP results is useful to investors to understand CSI’s operational performance, liquidity and its ability to make additional investments in the company.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP. Some of the limitations associated with CSI’s use of these non-GAAP financial measures are:
— Items such as stock-based compensation do not directly affect CSI’s cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI’s “Adjusted EBITDA” and therefore these non-GAAP measures do not reflect the full economic effect of these items.
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Cardiovascular Systems, Inc.
November 3, 2010

— Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.
— CSI’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses.
CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.
Contacts:

Cardiovascular Systems, Inc.	Padilla Speer Beardsley Inc.
Investor Relations	Marian Briggs
(651) 259-2800	(612) 455-1742
investorrelations@csi360.com	mbriggs@psbpr.com

Nancy A. Johnson
(612) 455-1745
njohnson@psbpr.com
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